Calculation of Filing Fee Tables
S-8
Biofrontera Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share ("Common Stock")	Other	5,000,000	$ 1.07	$ 5,350,000.00	0.0001381	$ 738.83
Total Offering Amounts:						$ 5,350,000.00		$ 738.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 738.83
Offering Note
[1]	Represents shares of Common Stock to be registered under the Biofrontera Inc. Amended and Restated 2021 Omnibus Incentive Plan (the "Plan"). Pursuant to Section 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions under the anti-dilution provisions of the Plan. Biofrontera Inc. has previously registered 137,500 shares of Common Stock (as adjusted for the Company's 1-for-20 reverse stock split that was effective as of July 3, 2023) and 3,750,000 shares of Common Stock that may be issued under the Plan on Registration Statements on Form S-8 (File No. 333-265463 and File No. 333-283208, respectively). The registration fees for the previously registered shares were paid at the time that the applicable registration statement was filed. Fee calculation estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high and low sales prices of the Common Stock, as quoted on The Nasdaq Capital Market, on July 21, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources